EXHIBIT 10.1

NEWS RELEASE

Date: October 21 2004	Trading Symbol: ASYI

ALTERNET TO ENTER SOLAR ENERGY INDUSTRY

Alternet Systems Inc. is pleased to announce that it has entered into an agreement with Solflex Energy Development Corp. to acquire a 25% equity interest in Solflex and an exclusive license for North and South America, for Solflex’s proprietary non-silicone solar panel technology.

Solflex has developed an innovative, low-cost method of manufacturing solar photovoltaic (PV) panels using screen printing onto a flexible acetate substrate. The lightweight Solflex solar panel can be used in a wide variety of applications, including solar-powered buildings, homes and solar-power electrical generating facilities. The Solflex solar panel is flexible, weather resistant and more economical than standard silicone- based solar panels currently in the market.

Solar power is recognized as one of the most reliable and least intrusive alternative energy solutions and is predicted to experience rapid growth in the near future.

Solar PV panel sales globally are currently $1.5 billion per year and are projected to increase to $27 billion in 2020, a growth rate of approximately 35% per year.

The technical advantages of the Solflex solar PV panel, combined with the rapid growth rate of the alternative energy sector, provide an excellent opportunity for Alternet..

On Behalf of the Board of Directors

ALTERNET SYSTEMS INC.

Griffin Jones
Director

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the Company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.